UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                December 7, 2007

                             UNIVERSAL TRAVEL GROUP
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                                     ------
                 (State or Other Jurisdiction of Incorporation)

            000-51516                                      90-0296536
     ------------------------                  ---------------------------------
     (Commission File Number)                  (IRS Employer Identification No.)

       Shennan Road, Hualian Center room 301 - 309, Shenzhen, PR of China
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (646) 200-6314
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On December 7, 2007, the Board of Directors of Universal Travel Group (the "Company", or "UTVG"), increased the size of the Company's Board of Directors from five to six and elected James Treacy as a director of the Company to fill such vacancy created by such increase to the number of members constituting the Board of Directors. A copy of the press release announcing such election and appointment is attached to this report as Exhibit 99.1

      On December 7, 2007, the Company entered into an Agreement with Mr. Treacy. Under the terms of the Agreement, Mr. Treacy is to receive $20,000 annually for his service on the Board of Directors. Pursuant to the Agreement, the Company granted Mr. Treacy options to purchase 100,000 shares of the Company's common stock, exercisable at a price of $3.75. The options are exercisable until November 1, 2017. The options vested with respect to 33,333 of the underlying shares immediately on the date of grant. The remaining underlying shares will vest with respect to 33,333 and 33,334 on November 1, 2008 and November 1, 2009, respectively, provided that, Mr. Treacy is still a director of or otherwise engaged by the Company on such dates. This brief description of the terms of the Agreement is qualified by reference to the provisions of the Agreement attached to this report as Exhibits 10.1.

      Mr. Treacy brings more than 20 years of experience with public companies. In 1994, he joined TMP Worldwide, now Monster Worldwide, as chief executive officer of the company's Recruitment Advertising Division. In 1998, Monster appointed Mr. Treacy as executive vice president, COO and to its board of directors. He became company president and COO in November 2001, serving in those roles until his resignation in 2002. Prior to Monster, Mr. Treacy was a senior vice president with WPP, USA. He was also with The Ogilvy Group and before that was with Texaco, Inc.

      Mr. Treacy served on the board of publicly-listed eBookers Public Limited Company, which was sold to Cendant (now part of Travelport), in 2005. From March 2006 until March 2007, he served as a director on the board of Dice Holdings, Inc. Currently, Mr. Treacy serves on the President's Council of Valley Hospital and is an angel investor in several early stage Internet companies. He works in a private business as well as in an investor consultancy capacity.

      There are no arrangements or understandings between Mr. Treacy and any other persons pursuant to which Mr. Treacy was appointed a director of the Company. There are no transactions in which Mr. Treacy has an interest requiring disclosure under Item 404(a) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits

           Exhibit No.     Description

           10.1 Agreement, dated as of December 7, 2007, by and between Universal Travel Group and James Treacy.

           99.1            Press Release announcing election of James Treacy.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007              UNIVERSAL TRAVEL GROUP


                                     /s/ Jiangping Jiang
                                     -------------------------------------------
                                     Name:  Jiangping Jiang
                                     Title: Chairman and Chief Executive Officer